EXHIBIT 99.1

NEWS RELEASE

LivaNova Reports Third-Quarter 2022 Results

London, November 2, 2022 – LivaNova PLC (Nasdaq: LIVN), a market-leading medical technology and innovation company, today reported results for the quarter ended September 30, 2022.
Financial Summary and Highlights1
•Revenue of $252.6 million for the quarter decreased 0.2 percent on a reported basis and increased 5.2 percent on a constant-currency basis, as compared to the prior-year period
•U.S. GAAP diluted loss per share was $2.01, including a non-cash goodwill impairment charge of approximately $2.40 per share, and adjusted diluted earnings per share was $0.58
•Michael Hutchinson named LivaNova Senior Vice President, Chief Legal Officer and Company Secretary, succeeding Keyna Skeffington, who will retire as previously announced
“Our revenue growth in the third quarter, excluding foreign currency impact, reflects solid execution driven by our Neuromodulation and Cardiopulmonary business units,” said Damien McDonald, Chief Executive Officer of LivaNova. “We saw improving revenue growth across all regions in Neuromodulation and year-over-year growth in Cardiopulmonary as cardiac surgery procedure volumes continue to recover. Our full-year 2022 outlook is unchanged, and we remain focused on executing on our core growth drivers, delivering on our clinical and product pipeline opportunities, and generating cash."

1 Constant-currency percent change, adjusted operating income, adjusted diluted earnings per share and adjusted free cash flow are non-GAAP measures. For an explanation of these and other non-GAAP measures used in this release, see the section entitled "Use of Non-GAAP Financial Measures." For reconciliations of certain non-GAAP measures, see the tables that accompany this press release.

Third-Quarter 2022 Results
The following table summarizes revenue for the third quarter of 2022 by segment (in millions):

	Three Months Ended September 30,		% Change	Constant-Currency % Change
	2022	2021
Cardiopulmonary	$121.0	$123.2	(1.8)%	6.6%
Neuromodulation	121.8	113.3	7.5%	10.4%
Advanced Circulatory Support	8.6	15.4	(43.9)%	(43.8)%
Other	1.2	1.3	(9.2)%	5.0%
Total Net Revenue	$252.6	$253.2	(0.2)%	5.2%
•Note: Constant-currency growth accounts for the impact from fluctuations in the various currencies in which the Company operates as compared to reported growth. Constant-currency percent change is a non-GAAP metric. For an explanation of this and other non-GAAP metrics used in this release, see the section entitled "Use of Non-GAAP Financial Measures."
•Numbers may not add precisely due to rounding.

Cardiopulmonary revenue increased 6.6 percent2 versus the third quarter of 2021 driven by the Rest of World and Europe regions. This growth was primarily driven by oxygenator revenue due to an increase in cardiac surgery procedures and strength in heart-lung machine placements in the Rest of World region.
Neuromodulation revenue increased 10.4 percent2 versus the third quarter of 2021 with growth across all regions. This increase was driven by improving market dynamics.
Advanced Circulatory Support (ACS) revenue decreased 43.8 percent2 compared to the third quarter of 2021 primarily due to a reduction in patients treated with extracorporeal membrane oxygenation (ECMO) related to fewer severe COVID-19 cases, hospital-related challenges and product mix, which was partially offset by growth in non-COVID-19 cases.

2 Revenue growth rates reflect comparable, constant currency growth.

Financial Performance3
On a U.S. GAAP basis, third-quarter 2022 operating loss was $132.0 million, as compared to an operating income of $16.4 million for the third quarter of 2021. Reported results include a non-cash goodwill impairment charge of $129.4 million for the ACS reporting unit reflecting current market conditions. Adjusted operating income for the third quarter of 2022 was $36.6 million, as compared to $46.5 million for the third quarter of 2021.
On a U.S. GAAP basis, third-quarter 2022 diluted loss per share was $2.01, as compared to a diluted loss per share of $0.84 in the third quarter of 2021. Third-quarter 2022 adjusted diluted earnings per share was $0.58, as compared to $0.66 per share in the third quarter of 2021.
Appointment of Chief Legal Officer and Company Secretary
Today, LivaNova announced that Michael Hutchinson has been named LivaNova Senior Vice President, Chief Legal Officer and Company Secretary, effective November 14, 2022. He succeeds Keyna Skeffington, who will assist with the transition and retire from the Company on June 30, 2023. Hutchinson joins LivaNova having previously served as Chief Legal Officer and General Counsel of several companies, including Varian Medical Systems and Stryker Corporation.
"At LivaNova, we seek out leaders with a patient-first approach who will guide our company as we develop innovative products and therapies," McDonald said. "Mike has a strong medical device industry background. His legal and business acumen and strategic counsel will benefit the entire team, and we look forward to welcoming him to LivaNova."
Full-Year 2022 Outlook
LivaNova continues to expect revenue for full-year 2022 to grow between 4 and 6 percent on a constant-currency basis, excluding the impact of the Heart Valves divestiture. Foreign currency is now expected to be a 5 percent headwind.
Adjusted diluted earnings per share for 2022 remains in the range of $2.25 to $2.45, assuming a fully diluted share count of 54 million for full-year 2022. The Company continues to estimate that adjusted free cash flow will be in the range of $60 to $80 million.

3 During the fourth quarter of 2021, the Company identified and rectified an error related to foreign currency exchange rates utilized to calculate inventory and cost of sales for the years ended December 31, 2017 through 2020 and the nine months ended September 30, 2021. Accordingly, prior period results on a GAAP and non-GAAP basis were revised. See the section entitled "Supplemental Unaudited Revised Financial Information and Non-GAAP Measures" in the Form 8-K furnished on February 23, 2022.

Conference Call Instructions
The Company will host a live audiocast at 12 p.m. London time (8 a.m. EDT) on Wednesday, November 2, 2022 that will be accessible at www.livanova.com/events. Listeners should register in advance and log on approximately 10 minutes early to ensure proper setup. To listen to the conference call by telephone, dial +1 844 200 6205 (if dialing from within the U.S.) or +1 929 526 1599 (if dialing from outside the U.S.). The conference call access code is 548193. Within 24 hours of the audiocast, a replay will be available at www.livanova.com/events, where it will be archived and accessible for approximately 90 days.
About LivaNova
LivaNova PLC is a global medical technology and innovation company built on nearly five decades of experience and a relentless commitment to provide hope for patients and their families through innovative medical technologies, delivering life-changing improvements for both the Head and Heart. Headquartered in London, LivaNova employs approximately 3,000 employees and has a presence in more than 100 countries for the benefit of patients, healthcare professionals and healthcare systems worldwide. For more information, please visit www.livanova.com.
Use of Non-GAAP Financial Measures
In this press release, management has disclosed financial measurements that present financial information not in accordance with GAAP. Company management uses these measurements as aids in monitoring the Company’s ongoing financial performance from quarter to quarter and year to year on a regular basis and for benchmarking against other medical technology companies. Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. These non-GAAP financial measures should be considered along with, but not as alternatives to, operating performance measures as prescribed by GAAP.
Unless otherwise noted, all revenue growth rates in this release reflect comparable, constant-currency growth. Management believes that referring to comparable, constant-currency growth is the most useful way to evaluate the revenue performance of LivaNova and to compare the revenue performance of current periods to prior periods on a consistent basis. Constant-currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
LivaNova calculates forward-looking non-GAAP financial measures based on internal forecasts that omit certain amounts that would be included in GAAP financial measures. For example, forward-looking net revenue growth projections are estimated on a constant-currency basis and exclude the impact of foreign currency fluctuations. Forward-looking non-GAAP adjusted diluted earnings per share guidance exclude other items such as, but not limited to, changes in fair value of derivatives and contingent consideration arrangements and asset impairment charges that would be included in comparable GAAP financial measures. The most directly comparable GAAP measure for constant-currency net revenue, non-GAAP adjusted tax rate and adjusted diluted earnings per share are net revenue, the effective tax rate and earnings per share, respectively. The most directly comparable GAAP measure for adjusted free cash flow is net cash provided by operating activities. However, non-GAAP financial adjustments on a forward-looking basis are subject to uncertainty and variability as they are dependent on many factors, including but not limited to, the effect of foreign currency exchange fluctuations, impacts from potential acquisitions or divestitures, the ultimate outcome of legal proceedings, gains or losses on the potential sale of businesses or other assets, restructuring costs, merger and integration activities, changes in fair value of derivatives and contingent consideration arrangements, asset impairment charges and the tax impact of the aforementioned items, tax law changes or other tax matters. Accordingly, forward-looking GAAP financial measures and reconciliations to the most directly comparable forward-looking GAAP financial measures are not available without unreasonable effort.
The Company also believes adjusted financial measures such as adjusted gross profit percentage, adjusted selling, general and administrative expense, adjusted research and development expense, adjusted other operating expenses, adjusted operating income, adjusted income tax expense, adjusted net income and adjusted diluted earnings per share, are measures by which LivaNova generally uses to facilitate management review of the operational performance of the company, to serve as a basis for strategic planning and to assist in the design of compensation incentive plans. Additionally, the Company also uses the non-GAAP liquidity measure adjusted free cash flow. Furthermore, adjusted financial measures allow investors to evaluate the Company’s core performance for different periods on a more comparable and consistent basis, and with other entities in the medical technology industry by adjusting for items that are not related to the ongoing operations of the Company or incurred in the ordinary course of business.
Safe Harbor Statement
Certain statements in this press release, other than purely historical information, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These statements include, but are not limited to, LivaNova’s plans, objectives, strategies, financial performance and outlook, trends, the amount and timing of future cash distributions, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual financial results, performance, achievements or prospects may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “seek,” “guidance,” "outlook," “predict,” “potential,” “likely,” “believe,” “will,” “should,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” “foresee,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based on estimates and assumptions that, while considered reasonable by LivaNova and its management based on their knowledge and understanding of the business and industry, are inherently uncertain. These statements are not guarantees of future performance, and stockholders should not place undue reliance on forward-looking statements. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning achieving a stronger future, driving sustainable growth and value to our shareholders, projected net revenue, adjusted diluted earnings per share, cash flow from operations, capital expenditures, depreciation and amortization, advancing our growth, driving product launches and funding our equity investments, executing on our synergy targets and retaining our focus, energy and discipline as a company, and serving the needs of our customers and patients. Important factors that may cause actual results to differ include, but are not limited to: (i) risks related to reductions, interruptions or increasing costs related to the supply of raw materials and components and the distribution of finished products, including as a result of inflation and war; (ii) volatility in the global market and worldwide economic conditions, including volatility caused by the invasion of Ukraine, inflation, changes to existing trade agreements and relationships between the U.S. and other countries including the implementation of sanctions; (iii) non-U.S. operational and economic risks and concerns including the effect of changes in foreign exchange rates on quarterly operating results; (iv) failure to retain key personnel, prevent labor shortages, or manage labor costs; (v) risks associated with the impairment of goodwill and other assets resulting from acquisitions; (vi) risks relating to the effects of interest rate fluctuations on our operating results; (vii) risks relating to the outbreak and spread of COVID-19 and its variants around the world, including market volatility, reductions in business operations and reduction in medical procedures; (viii) changes in technology, including the development of superior or alternative technology or devices by competitors and/or competition from providers of alternative medical therapies; (ix) losses or costs from pending or future lawsuits and governmental investigations, including any amount of liability or damages imposed by the Appeals Court or the Supreme Court of Italy with respect to SNIA S.p.A.; (x) failure to develop and commercialize new products and the rate and degree of market acceptance of such products; (xi) failure to obtain approvals or maintain the current regulatory approvals for our products’ approved indications; (xii) failure to comply with, or changes in, laws, regulations or administrative practices affecting government regulation of our products, including, but not limited to, U.S. Food and Drug Administration (“FDA”) laws and regulations; (xiii) changes in customer spending patterns; (xiv) failure to establish, expand or maintain market acceptance of our products for the treatment of our approved indications; (xv) any legislative or administrative reform to the healthcare system, including the U.S. Medicare or Medicaid systems or international reimbursement systems, that significantly reduces reimbursement for our products or procedures or denies coverage for such products or procedures or enhances coverage for competitive products or procedures, as well as adverse decisions by administrators of such systems on coverage or reimbursement issues relating to our products; (xvi) failure to obtain or maintain coverage and reimbursement for our products’ approved indications and risks related to cost containment efforts of healthcare purchasing organizations; (xvii) unfavorable results from clinical studies or failure to meet milestones; (xviii) risks relating to our indebtedness under the exchangeable senior notes, our revolving credit facility and our 2022 Term Facilities; (xix) effectiveness of our internal controls over financial reporting; (xx) changes in our profitability and/or failure to manage costs and expenses; (xxi) fluctuations in future quarterly operating results and/or variations in revenue and operating expenses relative to estimates; (xxii) cyber-attacks or other disruptions to our information technology systems; (xxiii) product liability, intellectual property, shareholder-related, environmental-related, income tax and other litigation, disputes, losses and costs; (xxiv) protection, expiration and validity of our intellectual property; (xxv) failure to comply with applicable U.S. laws and regulations, including federal and state privacy and security laws and regulations, and applicable non-U.S. laws and regulations; (xxvi) harsh weather or natural disasters, including as a result of climate change, that interrupt our business operations or the business operations of our hospital-customers or failure to comply with evolving environmental laws; (xxvii) failure of new acquisitions to further our strategic objectives or strengthen our existing businesses; (xxviii) changes in tax laws and regulations, including exposure to additional income tax liabilities; (xxix) changes in our common stock price; and (xxx) activist investors causing disruptions to the business.
The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect the Company’s business, including those described in the “Risk Factors” section of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission by LivaNova.
We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release. The Company does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

Briana Gotlin
Director, Investor Relations
Phone: +1 281 895 2382
e-mail: InvestorRelations@livanova.com

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Three Months Ended September 30,
	2022	2021	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$38.5	$40.1	(4.2)%	(4.2)%
Europe	28.8	32.9	(12.5)%	2.8%
Rest of World	53.7	50.2	6.9%	17.7%
Total	121.0	123.2	(1.8)%	6.6%
Neuromodulation
US	96.5	88.7	8.8%	8.8%
Europe	11.1	12.5	(11.1)%	4.8%
Rest of World	14.2	12.0	17.9%	28.5%
Total	121.8	113.3	7.5%	10.4%
Advanced Circulatory Support
US	8.4	14.9	(43.5)%	(43.5)%
Europe	0.1	0.4	NM	NM
Rest of World	0.1	0.1	NM	NM
Total	8.6	15.4	(43.9)%	(43.8)%
Other
US	—	—	—%	—%
Europe	—	—	—%	—%
Rest of World	1.2	1.3	(9.2)%	5.0%
Total	1.2	1.3	(9.2)%	5.0%
Totals
US	143.4	143.8	(0.3)%	(0.3)%
Europe (2)	40.0	45.7	(12.5)%	2.8%
Rest of World	69.2	63.7	8.6%	19.4%
Total	$252.6	$253.2	(0.2)%	5.2%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Europe revenue includes those countries in which we have a direct sales presence, whereas European countries in which we sell through distributors are included in “Rest of World.”
NM	Indicates that variance as a percentage is not meaningful.
*	The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC
NET REVENUE
(U.S. dollars in millions)
	Nine Months Ended September 30,
	2022	2021	% Change at Actual Currency Rates	% Change at Constant-Currency Rates (1)
Cardiopulmonary
US	$114.4	$113.3	1.0%	1.0%
Europe	94.0	98.6	(4.7)%	7.1%
Rest of World	155.4	137.9	12.7%	22.0%
Total	363.9	349.8	4.0%	11.0%
Neuromodulation
US	275.1	262.8	4.7%	4.7%
Europe	37.3	38.8	(3.9)%	7.9%
Rest of World	37.4	33.0	13.3%	21.0%
Total	349.9	334.6	4.6%	6.7%
Advanced Circulatory Support
US	28.2	40.4	(30.3)%	(30.3)%
Europe	1.2	0.8	NM	NM
Rest of World	0.3	0.5	NM	NM
Total	29.7	41.7	(28.8)%	(28.5)%
Other
US	—	4.9	(100.0%)	(100.0)%
Europe	—	14.4	(100.0%)	(100.0)%
Rest of World	3.5	19.8	(82.1)%	(79.8)%
Total	3.5	39.2	(90.9)%	(89.8)%
Totals
US	417.8	421.5	(0.9)%	(0.9)%
Europe (2)	132.5	152.6	(13.2)%	(2.5)%
Rest of World	196.7	191.3	2.8%	11.1%
Total	746.9	765.3	(2.4)%	1.8%
Less: Heart Valves(3)	—	36.2
Total, Excluding Heart Valves	$746.9	$729.1	2.4%	6.9%

(1)	Constant-currency growth, a non-GAAP financial measure, measures the change in revenue between current and prior-year periods using average exchange rates in effect during the applicable prior-year period.
(2)	Europe revenue includes those countries in which we have a direct sales presence, whereas European countries in which we sell through distributors are included in “Rest of World.”
(3)	Other for the nine-month period ended September 30, 2021 includes net revenue of the Heart Valves business, which was divested effective June 1, 2021.
NM	Indicates that variance as a percentage is not meaningful.
*	The revenue results presented are unaudited. Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2022	2021	% Change
Net revenue	$252.6	$253.2
Cost of sales	81.7	84.6
Gross profit	170.9	168.7	1.3%
Operating expenses:
Selling, general and administrative	114.6	109.0
Research and development	35.7	42.1
Impairment of goodwill	129.4	—
Other operating expenses	23.1	1.1
Operating (loss) income	(132.0)	16.4	(903.6)%
Interest expense	(12.7)	(11.4)
Loss on debt extinguishment	—	(60.2)
Foreign exchange and other income/(expense)	38.5	13.6
Loss before tax	(106.1)	(41.6)	155.3%
Income tax expense	1.3	1.9
Income from equity method investments	0.1	—
Net loss	($107.3)	($43.4)	147.1%

Basic loss per share	($2.01)	($0.84)
Diluted loss per share	($2.01)	($0.84)

Weighted average common shares outstanding:
Basic	53.5	51.6
Diluted	53.5	51.6

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Three Months Ended September 30,
	2022	2021	% Change (1)
Adjusted SG&A (1)	$98.5	$92.6	6.3%
Adjusted R&D (1)	41.5	37.4	11.0%
Adjusted operating income (1)	36.6	46.5	(21.2)%
Adjusted net income (1)	31.0	34.7	(10.7)%
Adjusted diluted earnings per share (1)	$0.58	$0.66	(13.1)%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Three Months Ended September 30,		Adjusted (1) Three Months Ended September 30,
	2022	2021	2022	2021
Gross profit	67.7%	66.6%	69.9%	70.1%
SG&A	45.4%	43.1%	39.0%	36.6%
R&D	14.1%	16.6%	16.4%	14.8%
Operating (loss) income	(52.2)%	6.5%	14.5%	18.4%
Net (loss) income	(42.5)%	(17.2)%	12.3%	13.7%
Income tax rate	(1.2)%	(4.5)%	8.3%	9.9%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME - UNAUDITED
(U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2022	2021	% Change
Net revenue	$746.9	$765.3
Cost of sales	223.2	261.0
Gross profit	523.7	504.4	3.8%
Operating expenses:
Selling, general and administrative	349.6	347.5
Research and development	110.9	139.3
Impairment of goodwill	129.4	—
Other operating expenses	24.5	43.1
Operating loss	(90.7)	(25.5)	255.2%
Interest expense	(34.9)	(43.8)
Loss on debt extinguishment	—	(60.2)
Foreign exchange and other income/(expense)	44.1	7.4
Loss before tax	(81.5)	(122.2)	(33.3)%
Income tax expense	6.3	8.4
Loss from equity method investments	—	(0.1)
Net loss	($87.9)	($130.7)	(32.7)%

Basic loss per share	($1.64)	($2.63)
Diluted loss per share	($1.64)	($2.63)

Weighted average common shares outstanding:
Basic	53.5	49.7
Diluted	53.5	49.7

* Numbers may not add precisely due to rounding.

Adjusted Financial Measures (U.S. dollars in millions, except per share amounts)

	Nine Months Ended September 30,
	2022	2021	% Change (1)
Adjusted SG&A (1)	$301.5	$290.5	3.8%
Adjusted R&D (1)	123.3	122.8	0.4%
Adjusted operating income (1)	98.4	114.7	(14.2)%
Adjusted net income (1)	85.6	76.1	12.5%
Adjusted diluted earnings per share (1)	$1.58	$1.50	5.3%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

Statistics (as a % of net revenue, except for income tax rate)

	GAAP Nine Months Ended September 30,		Adjusted (1) Nine Months Ended September 30,
	2022	2021	2022	2021
Gross profit	70.1%	65.9%	70.0%	69.1%
SG&A	46.8%	45.4%	40.4%	38.0%
R&D	14.8%	18.2%	16.5%	16.1%
Operating (loss) income	(12.1)%	(3.3)%	13.2%	15.0%
Net (loss) income	(11.8)%	(17.1)%	11.5%	9.9%
Income tax rate	(7.8)%	(6.9)%	6.8%	11.3%

(1)	Adjusted financial measures are non-GAAP measures and exclude specified items as described and reconciled in the “Reconciliation of GAAP to non-GAAP Financial Measures” contained in the press release.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Financing Transactions (E)	Contingent Consideration (F)	Certain Legal & Regulatory Costs (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$81.7	$—	$—	($3.5)	$—	$—	($1.9)	$—	($0.3)	$—	$—	$76.0
Gross profit percent	67.7%	—%	—%	1.4%	—%	—%	0.7%	—%	0.1%	—%	—%	69.9%
Selling, general and administrative	114.6	—	—	(2.7)	—	—	—	(4.9)	(8.6)	—	—	98.5
Selling, general and administrative as a percent of net revenue	45.4%	—%	—%	(1.1)%	—%	—%	—%	(1.9)%	(3.4)%	—%	—%	39.0%
Research and development	35.7	—	—	—	—	—	7.9	(0.3)	(1.8)	—	—	41.5
Research and development as a percent of net revenue	14.1%	—%	—%	—%	—%	—%	3.1%	(0.1)%	(0.7)%	—%	—%	16.4%
Other operating expenses	23.1	(0.2)	(4.1)	—	—	—	—	(18.8)	—	—	—	—
Operating (loss) income	(132.0)	0.2	4.1	6.2	129.4	—	(6.0)	23.9	10.8	—	—	36.6
Operating margin percent	(52.2)%	0.1%	1.6%	2.5%	51.2%	—%	(2.4)%	9.5%	4.3%	—%	—%	14.5%
Income tax expense	1.3	—	—	0.4	—	—	—	0.2	0.2	0.7	—	2.8
Income tax rate	(1.2)%	—%	1.2%	6.7%	—%	—%	—%	0.8%	1.4%	N/A	—%	8.3%
Net (loss) income	(107.3)	0.2	4.1	5.8	129.4	(37.9)	(6.0)	23.8	10.6	(0.7)	9.1	31.0
Net (loss) income as a percent of net revenue	(42.5)%	0.1%	1.6%	2.3%	51.2%	(15.0)%	(2.4)%	9.4%	4.2%	(0.3)%	3.6%	12.3%
Diluted EPS	($2.01)	$—	$0.08	$0.11	$2.40	($0.70)	($0.11)	$0.44	$0.20	($0.01)	$0.17	$0.58

GAAP results for the three months ended September 30, 2022 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Goodwill impairment associated with the Company's ACS business
(E)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(F)	Remeasurement of contingent consideration related to acquisitions
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and Medical Device Regulation ("MDR") costs
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(J)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the 2022 Bridge Loan and Term Facilities
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Three Months Ended September 30, 2021	GAAP Financial Measures	Restructuring Expenses (A)	Depreciation and Amortization Expenses (B)	Heart Valves (C)	Financing Transactions (D)	Contingent Consideration (E)	Certain Legal & Regulatory Costs (F)	Stock-based Compensation Costs (G)	Certain Tax Adjustments (H)	Certain Interest Adjustments (I)	Adjusted Financial Measures
Cost of sales	$84.6	$—	($4.0)	$—	$—	($4.7)	$—	($0.2)	$—	$—	$75.7
Gross profit percent	66.6%	—%	1.6%	—%	—%	1.8%	—%	0.1%	—%	—%	70.1%
Selling, general and administrative	109.0	—	(3.0)	—	—	—	(4.4)	(8.9)	—	—	92.6
Selling, general and administrative as a percent of net revenue	43.1%	—%	(1.2)%	—%	—%	—%	(1.8)%	(3.5)%	—%	—%	36.6%
Research and development	42.1	—	—	—	—	(2.3)	(0.5)	(2.0)	—	—	37.4
Research and development as a percent of net revenue	16.6%	—%	—%	—%	—%	(0.9)%	(0.2)%	(0.8)%	—%	—%	14.8%
Other operating expenses	1.1	(0.1)	—	(0.1)	—	—	0.2	—	—	—	1.0
Operating income	16.4	0.1	7.0	0.1	—	7.0	4.8	11.1	—	—	46.5
Operating margin percent	6.5%	—%	2.8%	0.1%	—%	2.8%	1.9%	4.4%	—%	—%	18.4%
Income tax expense	1.9	—	0.5	(0.7)	—	—	1.0	0.2	0.8	—	3.8
Income tax rate	(4.5)%	(1.1)%	7.7%	(494.2)%	—%	—%	23.3%	1.9%	N/A	—%	9.9%
Net (loss) income	(43.4)	0.1	6.4	0.8	46.3	7.0	3.4	10.9	(0.8)	4.1	34.7
Net (loss) income as a percent of net revenue	(17.2)%	—%	2.5%	0.3%	18.3%	2.8%	1.4%	4.3%	(0.3)%	1.6%	13.7%
Diluted EPS	($0.84)	$—	$0.12	$0.02	$0.88	$0.13	$0.07	$0.21	($0.02)	$0.08	$0.66

GAAP results for the three months ended September 30, 2021 include:
(A)	Restructuring expenses related to organizational changes
(B)	Includes depreciation and amortization associated with purchase price accounting
(C)	Loss associated with the sale of Heart Valves
(D)	Costs associated with our June 2020 financing transactions, including loss on debt extinguishment, the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(E)	Remeasurement of contingent consideration related to acquisitions
(F)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, other legal matters and MDR costs
(G)	Non-cash expenses associated with stock-based compensation costs
(H)	Discrete tax items and the tax impact of intercompany transactions
(I)	Non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2022	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Impairment (D)	Financing Transactions (E)	Contingent Consideration (F)	Certain Legal & Regulatory Costs (G)	Stock-based Compensation Costs (H)	Certain Tax Adjustments (I)	Certain Interest Adjustments (J)	Adjusted Financial Measures
Cost of sales	$223.2	$—	$—	($10.9)	$—	$—	$12.6	$—	($1.2)	$—	$—	$223.7
Gross profit percent	70.1%	—%	—%	1.5%	—%	—%	(1.7)%	—%	0.2%	—%	—%	70.0%
Selling, general and administrative	349.6	—	—	(8.6)	—	—	—	(15.4)	(24.2)	—	—	301.5
Selling, general and administrative as a percent of net revenue	46.8%	—%	—%	(1.1)%	—%	—%	—%	(2.1)%	(3.2)%	—%	—%	40.4%
Research and development	110.9	—	—	0.2	—	—	20.8	(1.4)	(7.1)	—	—	123.3
Research and development as a percent of net revenue	14.8%	—%	—%	—%	—%	—%	2.8%	(0.2)%	(1.0)%	—%	—%	16.5%
Other operating expenses	24.5	(0.5)	(4.6)	—	—	—	—	(19.5)	—	—	—	—
Operating (loss) income	(90.7)	0.5	4.6	19.3	129.4	—	(33.4)	36.2	32.5	—	—	98.4
Operating margin percent	(12.1)%	0.1%	0.6%	2.6%	17.3%	—%	(4.5)%	4.8%	4.4%	—%	—%	13.2%
Income tax expense	6.3	—	0.1	1.3	—	—	—	1.0	0.4	(2.7)	—	6.3
Income tax rate	(7.8)%	—%	1.5%	6.7%	—%	—%	—%	2.6%	1.1%	N/A	—%	6.8%
Net (loss) income	(87.9)	0.5	4.5	18.0	129.4	(40.5)	(33.4)	35.3	32.1	2.7	24.8	85.6
Net (loss) income as a percent of net revenue	(11.8)%	0.1%	0.6%	2.4%	17.3%	(5.4)%	(4.5)%	4.7%	4.3%	0.4%	3.3%	11.5%
Diluted EPS	($1.64)	$0.01	$0.08	$0.33	$2.39	($0.75)	($0.62)	$0.65	$0.59	$0.05	$0.46	$1.58

GAAP results for the nine months ended September 30, 2022 include:
(A)	Merger and integration expenses related to the acquisition of ALung Technologies, Inc.
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Goodwill impairment associated with the Company's ACS business
(E)	Mark-to-market adjustments for the exchangeable option feature and capped call derivatives
(F)	Remeasurement of contingent consideration related to acquisitions
(G)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter and MDR costs
(H)	Non-cash expenses associated with stock-based compensation costs
(I)	Discrete tax items, R&D tax credits and the tax impact of intercompany transactions
(J)	Non-cash interest expense on the Cash Exchangeable Senior Notes and 2021 Revolving Credit Facility, interest expense on the 2022 Bridge Loan and Term Facilities
* Numbers may not add precisely due to rounding.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (U.S. dollars in millions, except per share amounts)
		Specified Items
Nine Months Ended September 30, 2021	GAAP Financial Measures	Merger and Integration Expenses (A)	Restructuring Expenses (B)	Depreciation and Amortization Expenses (C)	Heart Valves (D)	Product Remediation Expenses (E)	Financing Transactions (F)	Contingent Consideration (G)	Certain Legal & Regulatory Costs, and Investment Gain and Dividend (H)	Stock-based Compensation Costs (I)	Certain Tax Adjustments (J)	Certain Interest Adjustments (K)	Adjusted Financial Measures
Cost of sales	$261.0	$—	$—	($11.9)	$—	($0.4)	$—	($9.5)	($0.8)	($2.0)	$—	$—	$236.3
Gross profit percent	65.9%	—%	—%	1.6%	—%	0.1%	—%	1.2%	0.1%	0.3%	—%	—%	69.1%
Selling, general and administrative	347.5	—	—	(9.2)	—	—	—	—	(25.5)	(22.3)	—	—	290.5
Selling, general and administrative as a percent of net revenue	45.4%	—%	—%	(1.2)%	—%	—%	—%	—%	(3.3)%	(2.9)%	—%	—%	38.0%
Research and development	139.3	—	—	0.1	—	—	—	(8.3)	(2.0)	(6.3)	—	—	122.8
Research and development as a percent of net revenue	18.2%	—%	—%	—%	—%	—%	—%	(1.1)%	(0.3)%	(0.8)%	—%	—%	16.1%
Other operating expenses	43.1	(0.8)	(9.8)	—	0.7	—	—	—	(32.3)	—	—	—	1.0
Operating (loss) income	(25.5)	0.8	9.8	21.0	(0.7)	0.4	—	17.8	60.6	30.6	—	—	114.7
Operating margin percent	(3.3)%	0.1%	1.3%	2.7%	(0.1)%	0.1%	—%	2.3%	7.9%	4.0%	—%	—%	15.0%
Income tax expense	8.4	—	0.3	1.6	3.0	0.1	—	—	1.0	0.7	(5.7)	—	9.7
Income tax rate	(6.9)%	0.9%	3.2%	7.8%	(436.4)%	29.8%	—%	—%	2.0%	2.4%	N/A	—%	11.3%
Net (loss) income	(130.7)	0.8	9.5	19.3	(3.7)	0.3	62.7	17.8	51.5	29.8	5.7	13.2	76.1
Net (loss) income as a percent of net revenue	(17.1)%	0.1%	1.2%	2.5%	(0.5)%	—%	8.2%	2.3%	6.7%	3.9%	0.7%	1.7%	9.9%
Diluted EPS	($2.63)	$0.01	$0.19	$0.38	($0.07)	$0.01	$1.24	$0.35	$1.02	$0.59	$0.11	$0.26	$1.50

GAAP results for the nine months ended September 30, 2021 include:
(A)	Merger and integration expenses related to our legacy companies and recent acquisitions
(B)	Restructuring expenses related to organizational changes
(C)	Includes depreciation and amortization associated with purchase price accounting
(D)	Gain associated with the sale of Heart Valves
(E)	Costs related to the 3T Heater-Cooler remediation plan
(F)	Costs associated with our June 2020 financing transactions, including loss on debt extinguishment, the mark-to-market adjustment for the exchangeable option feature and capped call derivatives
(G)	Remeasurement of contingent consideration related to acquisitions
(H)	3T Heater-Cooler litigation provision, legal expenses primarily related to 3T Heater-Cooler defense, costs related to the SNIA matter, other legal matters, MDR costs, gain from remeasurement of an investment and dividend income
(I)	Non-cash expenses associated with stock-based compensation costs
(J)	Discrete tax items and the tax impact of intercompany transactions
(K)	Non-cash interest expense on our Senior Secured Term Loan and Cash Exchangeable Senior Notes
* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS - UNAUDITED
(U.S. dollars in millions)
	September 30, 2022	December 31, 2021
ASSETS
Current Assets:
Cash and cash equivalents	$231.1	$208.0
Restricted cash	275.2	—
Accounts receivable, net of allowance	172.1	185.4
Inventories	122.0	105.8
Prepaid and refundable taxes	26.5	37.6
Current derivative assets	0.8	106.6
Prepaid expenses and other current assets	23.6	35.7
Total Current Assets	851.2	679.2
Property, plant and equipment, net	139.2	150.1
Goodwill	742.4	899.5
Intangible assets, net	365.0	399.7
Operating lease assets	35.0	40.6
Investments	13.9	16.6
Deferred tax assets	1.4	2.2
Long-term derivative assets	48.2	—
Other assets	16.5	13.1
Total Assets	$2,212.9	$2,201.0
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Current debt obligations	$21.7	$229.7
Accounts payable	69.6	68.0
Accrued liabilities and other	79.0	88.9
Current derivative liabilities	3.6	183.1
Current litigation provision liability	44.0	32.8
Taxes payable	12.4	15.1
Accrued employee compensation and related benefits	57.7	79.3
Total Current Liabilities	288.0	697.0
Long-term debt obligations	518.2	9.8
Contingent consideration	81.9	86.8
Deferred tax liabilities	6.5	7.7
Long-term operating lease liabilities	28.2	35.9
Long-term employee compensation and related benefits	17.5	19.1
Long-term derivative liabilities	83.1	—
Other long-term liabilities	42.4	49.9
Total Liabilities	1,065.9	906.3
Total Stockholders’ Equity	1,147.0	1,294.6
Total Liabilities and Stockholders’ Equity	$2,212.9	$2,201.0

* Numbers may not add precisely due to rounding.

LIVANOVA PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS - UNAUDITED
(U.S. dollars in millions)	Nine Months Ended September 30,
	2022	2021
Operating Activities:
Net loss	($87.9)	($130.7)
Non-cash items included in net loss:
Impairment of goodwill	129.4	—
Remeasurement of derivative instruments	(38.8)	(2.2)
Stock-based compensation	32.5	30.6
Remeasurement of contingent consideration to fair value	(33.3)	17.8
Amortization	19.0	20.0
Depreciation	16.6	18.5
Amortization of debt issuance costs	16.4	13.1
Amortization of operating lease assets	7.1	12.1
Deferred tax expense (benefit)	1.0	(1.0)
Loss on debt extinguishment	—	60.2
Remeasurement of Respicardia investment and loan	—	(4.6)
Other	0.4	1.9
Changes in operating assets and liabilities:
Accounts receivable, net	(1.7)	(7.9)
Inventories	(22.6)	8.8
Other current and non-current assets	12.2	20.5
Accounts payable and accrued current and non-current liabilities	(5.4)	3.0
Taxes payable	(1.8)	5.0
Litigation provision liability	8.2	4.0
Net cash provided by operating activities	51.2	69.1
Investing Activities:
Purchases of property, plant and equipment	(17.4)	(17.9)
Acquisition, net of cash acquired	(8.9)	—
Purchase of investments	(0.9)	(3.5)
Proceeds from sale of Heart Valves, net of cash disposed	—	40.2
Proceeds from sale of Respicardia investment and loan	—	23.1
Other	(0.3)	(1.4)
Net cash (used in) provided by investing activities	(27.5)	40.5
Financing Activities:
Proceeds from long-term debt obligations	507.5	—
Repayment of long-term debt obligations	(220.8)	(451.4)
Shares repurchased from employees for minimum tax withholding	(8.6)	(12.2)
Proceeds from deferred consideration from sale of Heart Valves, net of working capital adjustments	4.6	—
Payment of debt issuance costs	(3.3)	(1.9)
Proceeds from share issuances under ESPP	1.8	1.8
Proceeds from issuance of ordinary shares, net	—	324.2
Payment of make-whole premium on long-term debt obligations	—	(35.6)
Payment of contingent consideration	—	(5.2)
Other	0.5	2.2
Net cash provided by (used in) financing activities	281.8	(178.2)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7.3)	(2.4)
Net increase (decrease) in cash, cash equivalents and restricted cash	298.3	(71.0)
Cash, cash equivalents and restricted cash at beginning of period	208.0	252.8
Cash, cash equivalents and restricted cash at end of period	$506.3	$181.8

* Numbers may not add precisely due to rounding.

The following table presents the reconciliation of GAAP diluted weighted average shares outstanding, used in the computation of GAAP diluted net loss per common share, to adjusted diluted weighted average shares outstanding, used in the computation of adjusted diluted earnings per common share (in millions of shares):

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES - UNAUDITED (shares in millions)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
GAAP diluted weighted average shares outstanding	53.5	51.6	53.5	49.7
Add effects of stock-based compensation instruments	0.4	0.8	0.6	0.9
Adjusted diluted weighted average shares outstanding (1)	53.9	52.4	54.1	50.6

(1)	Adjusted diluted weighted average shares outstanding is a non-GAAP measure and includes the effects of stock-based compensation instruments, as reconciled in the above table.
*	Numbers may not add precisely due to rounding.